Exhibit 3.2

BYLAWS

OF

METRO ONE TELECOMMUNICATIONS, INC.

Article I.
Offices

Section 1.1. Principal Office. The principal office of the Corporation shall be located at 30 North Gould Street, Suite 2990, Sheridan, WY 82801. The Corporation may have such other offices as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Article II.
SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held during the month of May each year, unless a different date and time are fixed by the Board of Directors and stated in the notice of the meeting. The failure to hold an annual meeting at the time stated herein shall not affect the validity of any corporate action.

Section 2.2. Special Meetings. Special meetings of the shareholders maybe called by the President or by the Board of Directors and shall be called by the President (or in the event of absence, incapacity, or refusal of the President, by the Secretary or any other officer) at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting. The requesting shareholders shall sign, date, and deliver to the Secretary a written demand describing the purpose or purposes for holding the special meeting.

Section 2.3. Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the Corporation or at such other place, within or without the State of Wyoming, as may be determined by the Board of Directors (or may not be held at any place, but may instead be held solely by means of remote communication if so decided by the Board of Directors in its sole discretion).

Section 2.4. Notice of Meetings. Written notice stating the date, time, and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be mailed to each shareholder entitled to vote at the meeting at the shareholder’s address shown in the Corporation’s current record of shareholders, with postage thereon prepaid, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.5. Waiver of Notice. A shareholder may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes for filing with the corporate records. A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. The shareholder’s attendance also waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 2.6. Record Date.

(a) For the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, or to vote or to take any other action, the Board of Directors may fix a future date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) nor less than ten (10) days before the date of the meeting or action requiring a determination of shareholders. The record date shall be the same for all voting groups.

(b) A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting.

(c) If a court orders a meeting adjourned to a date more than one hundred and twenty (120) days after the date fixed for the original meeting, it may provide that the original record date continue in effect or it may fix a new record date.

Section 2.7. Shareholders’ List for Meeting. The Secretary of the Corporation shall prepare, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting (provided, however, if the record date for determining the shareholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. The list must be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any shareholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any shareholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of shareholders.

Section 2.8. Quorum; Adjournment. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action in that matter. A majority of shares represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for the adjourned meeting.

Section 2.9. Voting Requirements; Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Certificate of Incorporation. If a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote unless otherwise provided in the Certificate of Incorporation. No cumulative voting for directors shall be permitted unless the Certificate of Incorporation so provides. Action required or permitted bylaw to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. The taking of action by shareholders without a meeting must be evidenced by one or more written consents describing the action taken, signed by all the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes necessary in order to take such action by written consent, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Action taken under this section is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If the law requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the Corporation must give its nonvoting shareholders written notice of the proposed action at least ten (10) days before the action is taken. The notice must contain or be accompanied by the same material that, under the Delaware General Corporation Law, would have been required to be sent to nonvoting shareholders in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.

(b) No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders or members to take action are delivered to the corporation in the manner required by this section within 60 days of the first date on which a consent is so delivered to the Corporation. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

Section 2.10. Proxies.

(a) A shareholder may vote shares in person or by proxy by signing an appointment, either personally or by the shareholder’s attorney-in-fact. An appointment of a proxy shall be effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

(b) The death or incapacity of a shareholder appointing a proxy shall not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

Section 2.11. Corporation’s Acceptance of Votes.

(a) If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.

(b) If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if:

(i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) The name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver, or proxy appointment;

(iv) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, or proxy appointment; or

(v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

(c) The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

(d) The shares of a corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; provided, however, a corporation may vote any shares, including its own shares, held by it in a fiduciary capacity.

(e) The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this provision shall not be liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this provision is valid unless a court of competent jurisdiction determines otherwise.

Section 2.12. Notice of Business to be Conducted at Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a shareholder.

For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.12.

The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12 and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Article III.
Board of Directors

Section 3.1. Duties. All corporate powers shall be exercised by or under the authority of the Board of Directors and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.2. Number and Qualification. As set forth in the Certificate of Incorporation, the number of directors of the Corporation shall be not less than three nor more than nine, and within such limits, the exact number shall be fixed and increased or decreased from time to time by resolution of the Board of Directors. At such time as the Board of Directors fixes the number of directors at six or more, the directors shall be divided into three classes designated Class I, Class II and Class III, each class to be as nearly equal in number as possible. At the first annual meeting of shareholders following the designation of six or more directors (the “First Meeting”), directors of all three classes shall be elected. The term of office of the Class I directors shall expire at the annual meeting of shareholders held in the first calendar year following the calendar year in which the First Meeting is held. The term of office of the Class II directors shall expire at the annual meeting of shareholders held in the second calendar year following the calendar year in which the First Meeting is held. The term of office of the Class III directors shall expire at the annual meeting of shareholders held in the third calendar year following the calendar year in which the First Meeting is held. At each annual meeting of shareholders after the First Meeting, each class of director selected to succeed those directors whose terms expire shall be elected to serve for three-year terms and until their successors are elected and qualified, so that the term of one class of directors will expire each year. When the number of directors is changed within the limits provided herein, any newly created directorships, or any decrease in directorships, shall be so apportioned among the classes as to make all classes as nearly equal as possible, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent directors. Directors need not be residents of the State of Delaware or shareholders of the Corporation.

Section 3.3. Chairman of the Board of Directors. The directors may elect a director to serve as Chairman of the Board of Directors to preside at all meetings of the Board of Directors and to fulfill any other responsibilities delegated by the Board of Directors.

Section 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Section 3.4 immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than the resolution.

Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.6. Notice. Notice of the date, time, and place of any special meeting of the Board of Directors shall be given at least three days prior to the meeting by any means provided by law. If mailed, notice shall be deemed to be given upon deposit in the United States mail addressed to the director at the director’s business address, with postage thereon prepaid. If by telegram, notice shall be deemed to be given when the telegram is delivered to the telegraph company. Notice by all other means shall be deemed to be given when received by the director or a person at the director’s business or residential address whom the person giving notice reasonably believes will deliver or report the notice to the director within 24 hours. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.7 Waiver of Notice. A director may at any time waive any notice required by law, the Certificate of Incorporation, or these Bylaws. Unless a director attends or participates in a meeting, a waiver must be in writing, must be signed by the director entitled to notice, must specify the meeting for which notice is waived, and must be filed with the minutes or corporate records.

Section 3.8. Quorum. A majority of the number of directors fixed by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.9. Manner of Acting.

(a) The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Certificate of Incorporation, or these Bylaws.

(b) Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(c) Any action that is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the Corporation.

Section 3.10. Vacancies. Any vacancy, including a vacancy resulting from an increase in the number of directors, occurring on the Board of Directors may be filled by the shareholders, the Board of Directors, or the affirmative vote of a majority of the remaining directors if less than a quorum of the Board of Directors, or by a sole remaining director. If the vacant office is filled by the shareholders and was held by a director elected by a voting group of shareholders, then only the holders of shares of that voting group are entitled to vote to fill the vacancy. Any directorship not so filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be duly elected and qualified. A vacancy that will occur at a specific later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, and the new director shall take office when the vacancy occurs.

Section 3.11. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.12. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be presumed to have assented to the action taken (a) unless the director’s dissent to the action is entered in the minutes of the meeting, (b) unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting or (c) unless the director objects at the meeting to the holding of the meeting or transacting business at the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

Section 3.13. Removal. All or any number of the directors of the Corporation may be removed with or without cause and at a meeting of shareholders called expressly for that purpose, by the vote of a majority of the votes then entitled to be cast for the election of directors. At any meeting of shareholders at which one or more directors are removed, a majority of votes then entitled to be cast for the election of directors may fill any vacancy created by such removal. If any vacancy created by removal of a director is not filled by the shareholders at the meeting at which the removal is effected, such vacancy may be filled by a majority vote of the remaining directors.

Section 3.14. Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson, or the Corporation. Such resignation shall be effective at the earliest of the following, unless the notice specifies a later effective date, (a) on receipt, (b) five (5) days after its deposit in the United States mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 3.15. Nominations for Election to Board of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3.15 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.15.

Such nominations, other than those made by or at the direction of the Board of Directors shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, and (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder.

At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.15. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

Article IV.
EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 4.1. Designation of Executive Committee. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof. The creation of the executive committee and the appointment of members to it shall be approved by a majority of the directors in office when the action is taken, unless a greater number is required by the Certificate of Incorporation or these Bylaws.

Section 4.2. Powers of Executive Committee. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the Corporation, provided that the committee shall not have the authority of the Board of Directors with respect to the following matters: authorizing distributions; approving or proposing to the shareholders actions that are required to be approved by the shareholders under the Certificate of Incorporation or these Bylaws or by law; filling vacancies on the Board of Directors or any committee thereof; amending the Certificate of Incorporation; adopting, amending, or repealing bylaws; approving a plan of merger not requiring shareholder approval; authorizing or approving a reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; authorizing or approving the issuance or sale or contract for sale of shares or determining the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the Board of Directors.

Section 4.3. Procedures; Meetings; Quorum.

(a) The Board of Directors shall appoint a chairperson from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairperson shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings, which shall be filed with the minutes of the Corporation.

(b) Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the President or of any member of the executive committee, and shall be held upon such notice as is required by these Bylaws for special meetings of the Board of Directors.

(c) Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting.

(d) Any action that is required or permitted to be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all members of the executive committee. The action shall be effective on the date when the last signature is placed on the consent or at such earlier or later time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the members of the executive committee, shall be filed with the minutes of the Corporation.

(e) The Board of Directors may approve a reasonable fee for the members of the executive committee as compensation for attendance at meetings of the executive committee.

Section 4.4. Other Committees. By the approval of a majority of the directors when the action is taken (unless a greater number is required by the Certificate of Incorporation), the Board of Directors, by resolution, may create one or more additional committees, appoint directors to serve on them, and define the duties of such committee or committees. Each such committee shall have two or more members, who shall serve at the pleasure of the Board of Directors. Such additional committee or committees shall not have the powers proscribed in Section 4.2.

Article V.
OFFICERS

Section 5.1. Number. The officers of the Corporation shall be a President and a Secretary. The Corporation may also have one or more Vice Presidents, one or more Assistant Secretaries, and such other officers and assistant officers as are deemed necessary or desirable by the Board of Directors, and such officers shall have such powers and duties prescribed by the Board of Directors or the officer authorized by the Board of Directors to prescribe the duties of other officers, provided such powers and duties are not in contravention with these Bylaws. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. Any two or more offices may be held by the same person.

Section 5.2. Appointment and Term of Office. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the officers shall not be appointed at the meeting, a meeting shall be held as soon thereafter as is convenient for such appointment of officers. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer’s death, resignation, or removal.

Section 5.3. Qualification. An officer need not be a director, shareholder, or a resident of the State of Delaware.

Section 5.4. Resignation and Removal. An officer may resign at any time by delivering notice of such resignation to the Corporation. A resignation is effective on receipt unless the notice specifies a later effective date. If the Corporation accepts a specified later effective date, the Board of Directors may fill the pending vacancy before the effective date, but the successor may not take office until the effective date. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. Any officer appointed by the Board of Directors may be removed at any time with or without cause. Appointment of an officer shall not of itself create contract rights. Removal or resignation of an officer shall not affect the contract rights, if any, of the Corporation or the officer.

Section 5.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.6. President. The President shall be the chief executive officer of the Corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The President shall preside at all meetings of shareholders and at all meetings of directors (unless there is an acting Chairman of the Board presiding at the meeting). The President may execute on behalf of the Corporation all contracts, agreements, stock certificates, and other instruments. The President shall from time to time report to the Board of Directors all matters within the President’s knowledge affecting the Corporation that should be brought to the attention of the Board of Directors. The President shall vote all shares of stock in other corporations owned by the Corporation and is empowered to execute proxies, waivers of notice, consents, and other instruments in the name of the Corporation with respect to such stock. The President shall perform other duties assigned by the Board of Directors.

Section 5.7. Vice Presidents. In the absence of the President or in the event of the President’s death or inability or refusal to act, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if any, shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform other duties assigned by the President or by the Board of Directors.

Section 5.8. Secretary. The Secretary shall prepare the minutes of all meetings of the directors and shareholders, shall have custody of the minute books and other records pertaining to the corporate business, and shall be responsible for authenticating the records of the Corporation. The Secretary shall countersign all instruments requiring the seal of the Corporation and shall perform other duties assigned by the Board of Directors. In the event no Vice President exists to succeed to the President under the circumstances set forth in Section 5.7 above, the Secretary shall make such succession.

Section 5.9. Assistant Secretaries. The Assistant Secretaries, when authorized by the Board of Directors or these Bylaws, may sign, with the President or Vice President, certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The Assistant Secretaries shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries shall, in general, perform such duties as shall be specifically assigned to them in writing by the President or the Board of Directors.

Section 5.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary because the officer is also a director of the Corporation.

ARTICLE VI
ISSUANCE OF SHARES

Section 6.1. Certificates for Shares.

(a) Certificates representing shares of the Corporation shall be in a form determined by the Board of Directors consistent with the requirements of the Delaware General Corporation Law and these Bylaws; provided that any shares of the Corporation may be uncertificated, whether upon original issuance, reissuance or subsequent transfer. Shares represented by certificates shall be signed, either manually or in facsimile, by two officers of the Corporation, at least one of whom shall be the President or a Vice President, and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. Except as otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

(b) Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, securities laws, agreements among or between shareholders, or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of the restriction and that the Corporation retains a copy of the restriction. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of stock shall set forth on its face or back either (i) the full text of the designations, relative rights, preferences, and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (ii) a statement of the existence of such designations, relative rights, preferences, and limitations and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

(c) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall cause to be sent to the registered owner of such shares a written notice that will designate the name of the Corporation and the state law under which the Corporation is organized, the name of the person to whom the uncertificated shares are issued, and the number and class of shares and the designation of the series, if any, of the shares represented. The written notice will summarize any restriction on the transfer of shares imposed by the Certificate of Incorporation, these Bylaws, securities laws, agreements among or between shareholders or any agreement to which the Corporation is a party, and if the Corporation is authorized to issue different classes of shares or different series within a class, the full text of the designations, relative rights, preferences and limitations of the shares of each class, the variations in rights, preferences and limitations for each series authorized to be issued, and the authority of the Board of Directors to determine variations for future series, and further shall provide such other information as may be required under the Delaware General Corporation Law.

(d) The name and mailing address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Each shareholder shall have the duty to notify the Corporation of his or her mailing address. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate of stock or uncertificated shares shall be issued for then-outstanding certificated shares until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors prescribes. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.

Section 6.2. Transfer of Shares. A transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by direction of the holder of record thereof or by direction of the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the direction of the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares or upon proper instruction from the holder of uncertificated shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 6.3. Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with such powers and duties as the Board of Directors determines by resolution.

Section 6.4. Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Article VII.
CONTRACTS, LOANS, CHECKS, AND OTHER INSTRUMENTS

Section 7.1. Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7.3. Checks; Drafts. All checks, drafts, or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers and agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 7.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Article VIII.
MISCELLANEOUS PROVISIONS

Section 8.1. Seal. The Board of Directors from time to time may provide for a seal of the Corporation, which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words “Corporate Seal.”

Section 8.2. Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal, or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

Article IX.
AMENDMENTS

These Bylaws may be altered, amended, or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the Corporation.

ARTICLE X.

CONSTRUCTION AND DEFINED TERMS

Section 10.1. Construction. As appropriate in context, whenever the singular number is used in these Bylaws, the same includes the plural, and whenever the plural number is used in these Bylaws, the same includes the singular. As used in these Bylaws, each of the neuter, masculine, and feminine genders includes the other two genders. As used in these Bylaws, “include,” “includes,” and “including” shall be deemed to be followed by “without limitation”.

Section 10.2. Defined Terms. As used in these Bylaws,

“Board of Directors” means the board of directors of the Corporation.

“Bylaws” means these bylaws of the Corporation, as the same may be amended from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as the same may be amended from time to time.

“Corporation” means Metro One Telecommunications, Inc.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Delaware General Corporation Law” means Chapter 1, Title 8 of the Delaware Code, as the same may be amended from time to time.